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                                                                       Exhibit 4

                                    Form of
                            Common Stock Certificate

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Common Stock                                                        Common Stock
   Number                                                              Shares

              Incorporated under the laws of the State of Delaware

                           THE PIETRAFESA CORPORATION
                 CLASS A COMMON STOCK, PAR VALUE $.001 PER SHARE

                                                                CUSIP 720887 108

THIS CERTIFIES THAT
is the owner of

fully paid and non-assessable shares of Class A Common Stock, par value $.001 per share, of THE PIETRAFESA CORPORATION, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless duly countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


------------------------------                    ------------------------------
        President                                            Secretary

Countersigned and Registered:
American Stock Transfer & Trust Company
(Brooklyn, NY)
Transfer Agent and Registrar

By
  ---------------------------
     Authorized Officer